UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
J. MICHAEL EGAN
PETER A. FELD
STEVEN J. LEE
CHARLES T. ORSATTI

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for proposals to elect four director nominees to replace four current members of the Board of Directors of Orthofix International N.V., a limited liability company organized under the laws of the Netherlands Antilles (the “Company”), at a special general meeting of the Company that Ramius, together with certain other shareholders of the Company, has requested that the Company call pursuant to the Netherlands Antilles Civil Code.

Item 1: Presentation to shareholders:

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

RiskMetrics Group Presentation

Orthofix International N.V.

March 12, 2009

Overview of Ramius LLC

Ramius LLC ("Ramius") is a registered investment advisor that manages in excess of $7.5 billion* in assets in a variety of alternative investment strategies. Ramius is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

Ramius Value and Opportunity Master Fund Ltd is a private investment fund that invests primarily in the securities of U.S. public companies that it believes are deeply undervalued by the marketplace.

Ramius has a long track record of working with our portfolio companies and fulfilling our commitments to improve shareholder value at the companies we have targeted for significant investment.

* As of January 1, 2009

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

Why Change is Required at Orthofix Now

The current Board has overseen a period of massive shareholder value destruction

- Presided over the failed acquisition of Blackstone Medical
- Approved taking on a heavy debt load to fund the acquisition
- Accepted ballooning corporate overhead costs
- Failed to hold management accountable for their repeated failures to meet financial guidance
- Oversaw the write-down of over $300 million in assets
- Responsible for a one-year, three-year, and five-year stock price decline of 66%, 67%, and 71%, respectively

Shareholders deserve better

- Shareholders are entitled to improved Board oversight and accountability to shareholders
- The Company owes shareholders a clearly articulated and well thought out plan to ensure the financial stability and future success of Orthofix

Our nominees are committed to representing the best interests of all Orthofix shareholders

- Our nominees are independent, experienced, industry and corporate finance experts who are uniquely qualified to assist in preserving and enhancing shareholder value
- Our nominees will bring a fresh perspective to evaluating the opportunities and challenges facing the Company

3

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

Orthofix Shares Have Significantly Underperformed

Over the past one, three, and five years, Orthofix stock has underperformed the broader indices and its peer group by a wide margin

One-Year, Three-Year, and Five-Year Stock Performance (3/9/09)

	1-Year	3-Year	5-Year
Peer Group	(41.8%)	(38.6%)	(28.8%)
S&P 500	(46.9%)	(47.2%)	(39.8%)
Nasdaq	(41.5%)	(43.9%)	(35.4%)
Orthofix	(65.5%)	(66.9%)	(70.7%)

Five-Year Stock Performance (3/10/04 to 3/9/09)

150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
3/10/04
1/8/05
11/8/05
9/8/06
7/9/07
5/8/08
3/8/09
S&P 500
OFIX
Nasdaq
Peers

Three-Year Stock Performance (3/10/06 to 3/9/09)

150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
3/10/06
9/8/06
3/10/07
9/8/07
3/9/08
9/7/08
3/9/09
Nasdaq
OFIX
S&P 500
Peers

One-Year Stock Performance (3/10/08 to 3/9/09)

150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
0.0%
3/10/08
5/9/08
7/9/08
9/7/08
11/7/08
1/7/09
3/8/09
Nasdaq
OFIX
S&P 500
Peers

Source: Capital IQ as of March 9, 2009.
Peer Group per Orthofix 10-K includes: Smith & Nephew, Medtronic, Johnson & Johnson, Synthes, Stryker, Zimmer, Kinetic Concepts, Ossur, and I-Flow. Peer Group index is equal-weighted.

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

The acquisition of Blackstone Medical on August 10, 2006 has been a failure from the outset

CEO Alan Milinazzo, August 7, 2006 Conference Call:

"I think really here it's worth considering that [Blackstone] is an acquisition that is done for growth." → *FAILED!*

- Management expected revenue growth of 40%+ from Blackstone
- Paid over 4.0x LTM revenue to acquire Blackstone

Blackstone Quarterly Revenue and Revenue Growth

$28.8
$26.6
$30.8
$30.5
$34.1
$29.5
$28.0
$25.8
$31.7
$40
$30
$20
$10
$0
20%
10%
0%
(10%)
(20%)
12/31/06
03/31/07
06/30/07
09/30/07
12/31/07
03/31/08
06/30/08
09/30/08
12/31/08

"We expect the acquisition to be accretive to non-GAAP cash earnings in 2007. Additionally, we expect it to be accretive to earnings on a GAAP basis, beginning in 2008, and to be substantially accretive to GAAP earnings in subsequent years." → *FAILED!*

- Blackstone had a $7.6 million operating income run rate at time of acquisition
- LTM adjusted operating loss of ($21.2 million)

Blackstone Quarterly Adjusted Operating Income

$2.5
$0.0
($2.5)
($5.0)
($7.5)
$1.0
($0.6)
($0.7)
($0.8)
($4.0)
($3.7)
($7.0)
($6.3)
($4.2)
12/31/06
03/31/07
06/30/07
09/30/07
12/31/07
03/31/08
06/30/08
09/30/08
12/31/08

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

We fail to see how reasonable analysis at the time of the acquisition would have yielded results in line with management's expectations for positive earnings contributions in 2008 and beyond

"We expect the acquisition to be accretive to non-GAAP cash earnings in 2007. Additionally, we expect it to be accretive to earnings on a GAAP basis, beginning in 2008, and to be substantially accretive to GAAP earnings in subsequent years." - CEO Alan Milinazzo, August 7, 2006 Conference Call

Revenue Growth / Operating Margin Needed for Blackstone Acquisition to be Breakeven in 2008

	As of Closing	2007	2008
Amortization of Intangible Assets [1]	$9.3	$9.3	$9.3
Beginning Debt	$330.0	$330.0	$300.0
Debt Paydown [2]	$0.0	($30.0)	($30.0)
Closing Debt	$330.0	$300.0	$270.0
Interest Rate [3]	7.1%	7.1%	7.1%
Interest Expense	$23.5	$21.4	$19.2
Total Pre-Tax Acquisition Costs	$32.8	$30.7	$28.6

	Run Rate	Constant Op. Margin		Improving Op. Margin		Actual Revenue	
	as of Closing	2007	2008	2007	2008	'05-'07	LTM
Revenue	$88.0	$170.5	$330.3	$140.9	$225.7		$110.8
Revenue Growth Needed to Breakeven in 2008		93.7%	93.7%	60.2%	60.2%		
Actual Revenue Growth [4]						39.0%	-2.3%
Operating Income Needed to Breakeven	$7.6	$14.7	$28.5	$15.0	$28.5		
Operating Margin	8.6%	8.6%	8.6%	10.6%	12.6%		
Accretion / Dilution	($25.2)	($15.9)	$0.0	($15.7)	$0.0		

(1) [illegible]
(2) Assumption based on projected free cash flow available for debt paydown.
(3) Interest rate on Term Loan disclosed in 2006 10-K.
(4) '05-'07 actual revenue growth is the compounded annual growth rate from 2005 to 2007. [illegible]

Based on our estimates, to meet managements expectations, Blackstone would have had to:

- Generate 94% revenue growth just to breakeven in 2008
- Generate over 60% revenue growth to breakeven in 2008 even with substantial margin improvements

The Blackstone deal should never have been approved by the Board of Directors

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

There have been serious execution issues at Blackstone since the acquisition which have severely damaged shareholder value

- In July 2007, just 10 months after closing, Blackstone received a subpoena issued by the department of Health and Human Services, Office of the Inspector General ("OIG"), under the authority of the federal healthcare anti-kickback and false claims statute → ***How could this issue have gone undetected during due diligence?***

- In the fourth quarter of 2007, the founders of Blackstone (the Lyons brothers) left the Company, which initiated departures of key internal personnel in research and development and sales and marketing, as well as several key outside distributors → ***Their departure led to significant turnover and a failed attempt to change the distribution strategy at Blackstone***

- In May 2008, a key competitor to Blackstone, NuVasive Inc., announced the acquisition of the Osteocell business unit from Osiris Therapeutics Inc.
  - Blackstone was the exclusive distributor of Osteocell's key product – Trinity
  - Trinity was a critical product in Blackstone's growth strategy
  - The Distribution agreement terminates in 2009 and Blackstone has no future rights
  - Setback should have been avoided with better structuring of the acquisition

  → ***Orthofix attributed significant value to the Trinity product at the time of the Blackstone acquisition – that value is now $0***

- In August 2008, to address the loss of the Trinity product, Orthofix announced a deal with the Musculoskeletal Transplant Foundation ("MTF") to develop a product to replace Trinity → ***This initiative cost shareholders another $10 million***

The Blackstone deal has been plagued with misstep after misstep

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

Management has failed to recognize the true extent of the problems at Blackstone since inception
The current plan does not adequately address the critical issues at Blackstone

- Current restructuring plan calls for $5 million of annual cost savings beginning in 2011 at a cash cost of $4.2 million between 2008 and 2009 → *These meager savings compare to the ($21.2) million of operating losses in the last twelve months*

Management is once again counting on revenue growth to achieve profitability at Blackstone
They were clearly wrong before and we have serious concerns they will be wrong again

Revenue Growth Needed to Achieve Breakeven / Accretion under Current Restructuring Plan

	Breakeven	Accretive
Last Quarter Operating Income Run Rate [1]	($16.8)	($16.8)
Cost Savings from Restructuring	$5.0	$5.0
Operating Income Pro Forma for Restructuring	($11.8)	($11.8)
Interest Expense		($26.0)
Amortization of Intangible Assets		($9.3)
Total Transaction Costs		($35.3)
Operating Income plus Transaction Costs	($11.8)	($47.1)
Additional Gross Profit Required Assuming Flat Operating Costs	$11.8	$47.1
Estimated Gross Margin [2]	70.0%	70.0%
Incremental Revenue Needed to Breakeven	$16.9	$67.3
Last Quarter Revenue Run Rate [1]	$103.2	$103.2
Revenue Level to Achieve Breakeven with Current Restructuring Plan	$120.1	$170.5
Required Revenue Growth	16.3%	65.2%

(1) Run rate calculated as Q4'08 results multiplied by 4.
(2) Per 11/06/08 conference call where management stated Blackstone gross margin was currently below 70%.

→ *Even with no increases in operating costs and improvement in gross margin, Blackstone must grow significantly to attain breakeven – last quarter revenue was down 7%*

- Revenue has declined year-over-year by 9%, 15%, and 7% in the last three quarters, respectively

Management has been unable to execute at Blackstone since the acquisition
Given management's history of over-promising and under-delivering, how can shareholders now count on growth to achieve profitability?

8

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

The acquisition of Blackstone has cost shareholders dearly

- Orthofix has written down the value of Blackstone from $333 million to $23.5 million currently
  - Orthofix has written down 93% of the value of Blackstone since the acquisition
  - Orthofix bought Blackstone for $333 million with $330 million of debt **NET BALANCE SHEET VALUE = $3 million**
  - Now, Blackstone is valued at $23.5 million and Orthofix has debt of $282 million **NET BALANCE SHEET VALUE = ($258.5 million)**

- The Company took on $330 million of debt to fund the acquisition of Blackstone
  - $26 - $27 million of added interest expense, $1.52 - $1.58 per share of pre-tax earnings
  - Stringent debt covenants have put Orthofix at risk of further covenant breaches

- Blackstone has generated substantial operating losses since the acquisition
  - $21.2 million of Last Twelve Month operating losses
  - Huge investments in working capital and capital expenditures

- Blackstone revenue has declined year-over-year for each of the last three quarters
  - Revenue declined 9%, 15%, and 7% year-over-year for the 2nd, 3rd, and 4th quarters, respectively, of 2008
  - Revenue performance has been far below initial expectations

Prior to the acquisition of Blackstone, Orthofix was a healthy, debt-free, well performing company with solid growth and strong free cash flow

9

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

The acquisition of Blackstone Medical has significantly impaired Orthofix's balance sheet

- Prior to the acquisition of Blackstone Medical, **Orthofix had book value of $401 million, tangible book value of $160 million and a net cash position of $46 million**
- However, since the Blackstone acquisition, the Company's **book value has declined by $199 million, tangible book value is now negative and the Company's net cash position of $46 million is now $268 million of net debt**

450.0
300.0
150.0
0.0
(150.0)
(300.0)
$401
$202
Decline of $199M
$160
($34)
Decline of $194M
$46
($257)
Decline of $303M
Book Value
Book Value
Tangible Book Value
Tangible Book Value
Net Cash
Net Cash
Prior to Blackstone Acquisition
Current

How could the current Board have allowed this to happen?

Source: Company filings

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Blackstone Medical

The acquisition of Blackstone has had little impact on Orthofix's revenue growth rate, however, earnings per share has been nearly cut in half

Revenue without Blackstone / with Blackstone ($ in mm)

$600
$500
$400
$300
$200
$100
$0
$404.7
8.1% Y/Y Growth
$519.7
6.0% Y/Y Growth
$413.5
2.2% Y/Y Growth
$540.0
3.9% Y/Y Growth
2008
2008
2009
2009
Without Blackstone
With Blackstone

EPS without Blackstone / with Blackstone

$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.73
$1.57
$2.81
$1.43
2008
2008
2009
2009
Without Blackstone
With Blackstone

The acquisition of Blackstone was clearly a mistake and has significantly damaged the profitability of Orthofix

Source: Company filings and Ramius estimates
Estimates based on midpoint of company guidance for 2009 (revenue, EPS, interest expense, tax rate, shares outstanding)
Assumes Blackstone 2009 operating loss of $10 million based on Ramius estimate

11

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Bloated Corporate Overhead

Since the acquisition of Blackstone, corporate overhead has nearly doubled

- Orthofix is inefficient with a highly distributed corporate structure
  - Corporate offices in Boston
  - Legal, Finance, and Accounting groups in North Carolina until recently
  - President of North America is located in San Diego
  - Key manufacturing in Texas
- Board approved move of corporate headquarters to the Prudential Tower in Boston
  - Arguably some of the most expensive real estate in Boston
  - Orthofix has no other business purpose in Boston
  - CEO has ties to Boston and spearheaded effort to move headquarters from a low cost location in North Carolina
- Orthofix has four separate sales forces
  - Extremely inefficient for a company the size of Orthofix

Analysis of Corporate Overhead	*($ in millions)*
<u>Last Twelve Months</u>	
Corporate Overhead (as reported)	$23.9
Non-Recurring Items (per company)[1]	($4.0)
Adjusted Corporate Overhead	$19.9
<u>Twelve Months Prior to Blackstone Acquisition (6/30/06 LTM)</u>	
Corporate Overhead (as reported)	$10.2
Corporate Overhead (with adjusted cost allocation)[1]	$12.6
Increase in Corporate Overhead (as reported)	95.0%
Increase in Corporate Overhead (with adjusted cost allocation)	57.8%

(1) Per Company proxy statement filed on February 13, 2009.

→ ***We fail to see what possible benefit could have accrued to shareholders by moving corporate headquarters to Boston?***

The current Board has accepted management's irresponsible spending of shareholders' money

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Debt Laden Balance Sheet

Due to the heavy debt load taken on to fund the purchase of Blackstone and the bloated corporate overhead, Orthofix must comply with stringent debt covenants

- In October 2008, Orthofix was forced to negotiate a waiver with the bank group due to probable non-compliance with the Total Debt / LTM EBITDA covenant

→ ***In addition to the $1.5 million amendment fee, the amendment is costing shareholders $8 million of additional interest expense annually - $0.40 per share in pre-tax earnings!!!***

- Beginning in the third quarter of 2009, the Total Debt / LTM EBITDA covenant begins to ratchet down very quickly, requiring substantial improvements in EBITDA or substantial reductions in debt

- Orthofix must achieve 2010 EBITDA of $113 million or repay over $100 million of debt to remain in compliance with the debt covenants

Total Debt / EBITDA Covenant Analysis

Current Debt	$282.8
LTM EBITDA	$83.8
LTM Total Debt / EBITDA Ratio	3.4x

Trigger Date	Metric	EBITDA Required to Meet Covenant	Debt Pay Down To Meet Covenant
06/30/09	4.00x	$70.7	NM
09/30/09	3.50x	$80.8	$31.6
12/31/09	3.25x	$87.0	$49.5
03/31/10	2.85x	$99.2	$78.2
06/30/10	2.75x	$102.8	$85.4
Thereafter	2.50x	$113.1	$103.4

Orthofix must act to ensure the Company remains in compliance with the covenants to avoid the need for further costly amendments

13

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Problem: Overly Aggressive Guidance

During this contested election process, management has tried to appease investors with overly aggressive, heavily back-end weighted guidance – analysts are not convinced and neither are we

2009 Analyst Consensus Estimates vs. Company Guidance

	1Q09	2Q09	3Q09	4Q09	2009
Analyst Consensus EPS	$0.09	$0.24	$0.36	$0.56	$1.25
Company Guidance Range					$1.43
	1H09	$0.32	2H09	$0.93	
		25.9%		74.1%	

Although Orthofix recently halted the long-time practice of providing quarterly guidance, analysts are expecting heavily back-end weighted earnings for 2009 – current analyst estimates are below the low end of Company guidance

Since the acquisition of Blackstone, Orthofix has a terrible track record of meeting guidance

Adjusted EPS, Excluding Non-Cash Items: Guidance vs. Actual Results

$2.98-$3.08
$2.61
14% MISS
$3.10-$3.30
$2.54
20% MISS
?
2007
2008
2009
Guidance
Actual

**Earnings miss calculated to mid-point of announced guidance

Given Orthofix's historical track record of missing annual earnings guidance, we are skeptical the Company can meet the current guidance, particularly in light of very difficult market conditions

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RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Solution: Orthofix Domestic, Orthofix Intl, and Breg

The core businesses at Orthofix continue to perform well and should be the focus

Revenue - 2005 to LTM (9/30/08) *($ in millions)*

500.0
400.0
300.0
200.0
100.0
0.0
CAGR = 9.8%
$313
$339
$374
$405
2005
2006
2007
LTM
Orthofix Domestic
Breg
Orthofix International

➔ ***Orthofix's core segments have grown revenue at almost 10% since 2005***

EBITDA - 2005 to LTM (9/30/08) *($ in millions)*

125.0
100.0
75.0
50.0
25.0
0.0
CAGR = 10.2%
$82
$76
$99
$107
2005
2006
2007
LTM
Orthofix Domestic
Breg
Orthofix International

➔ ***Orthofix's core segments generate strong EBITDA margins and cash flow***

Source: Company filings
EBITDA does not include corporate overhead

15

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Current Board Has Failed Shareholders

The current Board has overseen a period of massive shareholder value destruction

- The current Board:
  - Presided over the failed acquisition of Blackstone Medical
  - Approved taking on a heavy debt load to fund the acquisition
  - Accepted ballooning corporate overhead costs
  - Failed to hold management accountable for their repeated failures to meet financial guidance
  - Oversaw the write-down of over $300 million in assets
  - Responsible for a one-, three-, and five-year stock price decline of 66%, 67%, and 71%, respectively
- The actions taken to-date are insufficient to address the major issues facing the Company:
  - Revenue contribution from MTF may take longer to develop than is currently anticipated by the Company
  - $17 million of recent debt repayments do little to address the balance sheet issues
  - Restructuring initiatives at Blackstone expected to save $5 million per year starting in 2011 are inadequate

WHY SHOULD SHAREHOLDERS TRUST THE EXISTING BOARD TO FIX THE PROBLEMS THAT THEY THEMSELVES CREATED?

THE BOARD NEEDS NEW DIRECTORS COMMITTED TO MAXIMIZING SHAREHOLDER VALUE

16

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Current Board Has Failed Shareholders

Each of the four directors we are looking to replace were on the Board prior to the acquisition of Blackstone in 2006

James F. Gero (Chairman of Orthofix since December 2004, Director since 1998)

- Currently the CEO of Sierra Technologies, a private defense contractor
- Chairman of Clearwire, Inc. - stock price has declined 88% since the IPO
- Director of Drew Industries - stock price has declined 79% in the last year and 84% in the past three years
- Director of Intrusion Inc. - stock price has declined by 92% since joining the Board

Peter J. Hewett (Director since 1992)

- Managing Director of Caradon Plc

Thomas J. Kester (Director since 2004)

- Former partner of KPMG LLP
- Has no other public or private board experience

Walter J. Von Wartburg (Director since 2004)

- Attorney, practicing privately in his own law firm
- Professor at the Saint Gall Graduate School of Economics in Switzerland

17

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Ramius Nominees Are Highly Qualified

The Ramius nominees possess the fortitude, skill sets, and experience to help maximize value for all Orthofix shareholders

J. Michael Egan

- Extensive experience in the orthopedic and medical device industry
- CEO of Steadman Hawkins Research Foundation, an orthopedic research organization
- Strong familiarity with Orthofix products and end markets given his prior role as CEO of Bluebird Development, LLC

Peter A. Feld

- Strong experience in corporate finance, restructuring, and investment banking
- Expertise in corporate governance
- Managing Director of Ramius, one of the largest shareholders of Orthofix

Steven J. Lee

- Founder, and former President, CEO, and Chairman of PolyMedica Corporation, a leading provider of diabetes care from 1990 to August 2002
  - The Company was sold in 2007 for almost $1.5 billion
- Board member of Kensey Nash Corporation (KNSY), a medical device company

Charles T. Orsatti

- Served as Chairman of dj Orthopedics, a global orthopedic sports medicine company, until its initial public offering in 2001 and remained a Director until November 2007, when dj Orthopedics was sold to The Blackstone Group for $1.5 billion
- Serves on the Board of AngioDynamics (ANGO), a global provider of solutions for musculoskeletal and vascular health, and SRI Surgical Express (STRC), a provider of operating room supply chain solutions

18

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

The Ramius Nominees Are Committed To Working With Other Board Members To Restore Shareholder Value

The Ramius nominees will use all available resources to work with the remaining Board to pursue the best risk adjusted opportunities to improve shareholder value and stabilize the capital structure

- If elected, the Ramius nominees will work with other Board members to explore:
  - Any strategic transactions, including a potential sale of Blackstone, that offer value to Orthofix shareholders
  - Further reductions in corporate overhead expenses
  - Additional restructuring activities to ensure Blackstone can achieve profitability even without significant revenue growth
  - Opportunities to improve the flexibility of the Company's capital structure
- The Ramius nominees approach Orthofix with an open mind and a willingness to consider any and all alternatives to maximize value for all shareholders
  - The Ramius nominees will use the above options as a basis for evaluating all available options

The Ramius nominees will work with the remaining members of the Board to evaluate and execute on initiatives focused on maximizing value for all Orthofix shareholders

19

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

Appendix

20

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

Director Nominees

J. Michael Egan

Has served as the Chief Executive Officer of Steadman Hawkins Research Foundation, an orthopedic research organization, since November 2006. From April 1996 through May 2004, Mr. Egan served as the President and CEO of Bluebird Development, LLC, a financial partnership with Kobayashi Pharmaceutical Company, an Osaka, Japan-based major distributor of medical devices in Asia. Mr. Egan currently serves on the Board of Cardica, Inc., a designer, manufacturer and marketer of proprietary automated anastomotic systems used by surgeons to perform coronary artery bypass surgery, and served as its Chairman from August 2000 until January 2007. Mr. Egan also serves as the Chairman of the Board of Directors at iBalance Medical, a privately held medical device company, and is a director of several other privately held companies.

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Director Nominees

Peter A. Feld

Serves as a Managing Director of Ramius, an investment management firm, a position he has held since November 2008. Prior to becoming a Managing Director, Mr. Feld served as a Director at Ramius from February 2007 to November 2008. Mr. Feld joined Ramius as an Associate in February 2005. From June 2001 to July 2004, Mr. Feld was an investment banking analyst at Banc of America Securities, LLC, the investment banking arm of Bank of America Corporation, a bank and financial holding company. Mr. Feld currently serves on the Board of Directors of CPI Corp. (NYSE: CPY), a leading portrait studio operator in North America.

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Director Nominees

Steven J. Lee

Has served as the President of SL Consultant Inc., a private investment firm and hedge fund specializing in growing companies in the medical and high technology fields, since 2002. Mr. Lee was the Founder, President, Chief Executive Officer and Chairman of PolyMedica Corporation, a leading provider of diabetes care, from 1990 until August 2002, the time of his retirement from PolyMedica. Previously, Mr. Lee was President and a director of Shawmut National Ventures. Prior to that, from 1984 to 1986, Mr. Lee served as President and Chief Executive Officer and a director of RepliGen Corporation, a biotechnology company focused on the development of novel therapeutics for neurological disorders. Mr. Lee currently serves on the Board of Directors of Kensey Nash Corporation (Nasdaq:KNSY), a medical device company known for innovative product development and unique technology in the fields of resorbable biomaterials used in a wide variety of medical procedures and endovascular devices and Montreal, Maine & Atlantic Railway, a railroad company with routes and operations in Maine, New Brunswick, Quebec and Vermont, and on the Advisory Board of Capital Resource Partners, an investment fund specializing in combined debt and equity structures that provide creative financing alternatives for middle-market firms.

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Director Nominees

Charles T. Orsatti

Has served as the Managing Partner of Fairfield Capital Partners, Inc., a private equity fund with investments in securities, commercial real estate and business equity investments, since 1995. From 1998 to 2004, he was the Managing Member of Orsatti and Partners, LLC (formerly, J.P. Morgan Fairfield Partners, LLC), a private equity firm. From 1995 to 1998, Mr. Orsatti was a senior consultant to Chase Capital Partners (CCP), a predecessor of J.P. Morgan Partners, LLC. He had previously served as an advisor and business consultant to CCP since 1987. Until 1995, Mr. Orsatti was the Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a worldwide manufacturer of critical care products sold to hospitals and alternative care facilities. Mr. Orsatti currently serves on the Board of Directors of AngioDynamics, Inc. (Nasdaq: ANGO), a global provider of solutions for musculoskeletal and vascular health specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets and SRI Surgical Express, Inc. (Nasdaq: STRC), a provider of operating room, supply chain and central sterilization management solutions to hospitals and surgery centers across the United States. Mr. Orsatti previously served as the Chairman of dj Orthopedics, Inc., a global orthopedic sports medicine company specializing in the design, manufacture and marketing of surgical and non-surgical products and services that repair, regenerate and rehabilitate soft tissue and bone, help protect against injury and treat osteoarthritis of the knee, until shortly after its initial public offering in 2001 and remained a Director until November 2007 when dj Orthopedics was sold to affiliates of The Blackstone Group for $1.5 billion. Mr. Orsatti was also the managing partner responsible for sourcing and executing the transaction that ultimately formed dj Orthopedics in 1999. Mr. Orsatti has also held executive positions with British Oxygen Corporation, Johnson & Johnson, Coloplast, A/S Denmark and Air Products and Chemicals, Inc.

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